Exhibit 99.1

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Agreement”) is made and effective as of November 29, 2010 (the “Effective Date”), by and between Addus HealthCare, Inc., an Illinois corporation (the “Company”), and Dennis Meulemans, an individual domiciled in the State of Illinois (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company, its parent, subsidiaries and affiliates (collectively, the “Addus HealthCare Group”) provide home health staffing and home care services to individuals, county and state governments, health maintenance organizations, independent physician associations, insurance companies, facilities, other business purchasers of such services, and to the general public at large.

WHEREAS, the Company desires to employ the Executive as Chief Financial Officer and the Parties desire to enter this Agreement to secure the Executive’s employment, all on the terms and conditions set forth herein.

WHEREAS, by virtue of the Executive’s employment by the Company pursuant to the terms hereof, the Executive will obtain and become familiar with certain confidential and proprietary information relating to the Addus HealthCare Group.

WHEREAS, the Company desired to protect the goodwill and all proprietary rights and information of the Addus HealthCare Group.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. Term of Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, for the period commencing as of the Effective Date of this Agreement and ending on the fourth (4th) anniversary of the Effective Date, or on such earlier date as provided pursuant to the terms and conditions of this Agreement (the “Initial Employment Term”). At the end of the Initial Employment Term, this Agreement shall automatically renew for successive one (1) year terms (each, as may be earlier terminated pursuant to the terms and conditions of this Agreement, an “Additional Employment Term” and, together with the Initial Employment Term, as may be earlier terminated pursuant to the terms and conditions of this Agreement, the “Employment Term”), unless the Company provides notice to the Executive of its intention not to renew this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Term or any Additional Employment Term. During the Employment Term, the Executive shall (i) devote substantially all of his professional time, loyalty and efforts to discharge his duties hereunder on a timely basis; (ii) use his best efforts to loyally and diligently serve the business and affairs of the Addus HealthCare Group; and (iii) endeavor in all respects to promote, advance and further the Addus HealthCare Group’s interests in all matters.

2. Employment Duties. The Company will employ the Executive as its Chief Financial Officer. The Executive’s principal duties and responsibilities shall be those reflected in the employment description set forth on Exhibit A hereto.

3. Compensation. The Company will pay the Executive as follows during the Employment Term:

(a)	Base Salary. Commencing on the Effective Date of this Agreement, the Company shall pay the Executive a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), which shall be paid in accordance with the normal payroll practices of the Company and shall be subject to applicable withholdings and deductions. Thereafter, the Executive’s base salary shall be subject to review and adjustment upward by the compensation committee (the “Compensation Committee”) of the board of directors of Addus HomeCare Corporation (“Addus HomeCare”) (the “Board of Directors”) on or about each anniversary of the Effective Date for each year during the Employment Term (as adjusted from time-to-time, the “Base Salary”).

(b)	Bonus. The Executive, at the discretion of the Compensation Committee, shall be eligible (but not entitled) to receive an annual bonus as set forth on Exhibit B hereto. The Compensation Committee, at its sole discretion, may amend the terms of Exhibit B and/or determine the amount of the annual bonus, if any, to which the Executive may become entitled based on such quantitative and qualitative factors or any other factors the Compensation Committee may deem appropriate from time to time. All amounts payable pursuant to this Section 3(b), if any, shall be paid within no more than thirty (30) days after completion of Addus HomeCare’s audited financial statements for the most recently completed fiscal year and shall be subject to applicable withholdings and deductions. Bonus is not salary and is earned on the day it is paid. To be eligible to receive the bonus, the Executive must be actively employed and in good standing and must not have given notice of termination on or prior to such date.

(c)	Options. Attached hereto as Exhibit C is a form of Nonqualified Stock Option Award Agreement pursuant to which, on the Effective Date, Executive will be granted a nonqualified stock option pursuant to Addus HomeCare’s 2009 Stock Incentive Plan to purchase 75,000 shares of Addus HomeCare’s common stock, par value $0.001 per share, provided Executive is then employed by the Company.

4. Expenses. It is recognized that the Executive in the performance of his duties hereunder may be required to expend sums for travel, entertainment and lodging. During the Employment Term, the Company shall reimburse the Executive for reasonable business expenses incurred by him during the Employment Term in connection with the performance of his duties hereunder conditioned upon and subject to the Company’s established policies and procedures, including written receipt from the Executive of an itemized accounting in accordance with the Company’s regular business expense verification practices.

5. Benefits. During the Employment Term, the Executive shall be entitled to benefits under such plans, programs or arrangements as the Board of Directors may establish or maintain from time to time for similarly-situated employees, and in accordance with its policies, which may change at the sole discretion of the Board of Directors. Benefits as of the Effective Date are:

(a)	Four (4) weeks paid vacation during each year of employment. Vacation may be carried over to a subsequent year of employment, up to a maximum of two (2) full years of accrued vacation time thereafter (i.e., no more than eight weeks during any calendar year, subject to the Company’s established policies and procedures).

(b)	Five (5) days personal/sick leave per year, with pay. Personal/sick days may be carried over to a subsequent year of employment, up to a maximum of two (2) full years of accrued personal/sick days (i.e., no more than ten days).

(c)	Six Company holidays, plus two floating holidays, per year.

(d)	Coverage beginning 30 days after the Effective Date under the health benefit plan provided by the Company, which may change, at the sole discretion of the Board of Directors, from time to time. The Company will cover the Executive and his dependents, if any, during the Employment Term to the same extent and according to the same terms as the Company’s other similarly-situated executives are covered.

(e)	Life insurance policy beginning 30 days after the Effective Date with a face amount of up to five (5) times the Base Salary, provided that the Company shall not be required to spend greater than three percent (3%) of the Base Salary in purchasing such insurance policy.

(f)	Short-term and long-term disability insurance beginning 30 days after the Effective Date to the same extent and according to the same terms as the Company’s other similarly-situated executives are covered, which may change, at the sole discretion of the Board of Directors, from time to time.

(g)	Tuition reimbursement shall be available for courses relevant to the Executive’s position and taken at an accredited institution, subject to prior approval by the Board of Directors.

(h)	Participation in the Company’s 401(k) plan up to the defined Internal Revenue Service limit beginning 30 days after the Effective Date. The Company will match 6% of the Executive’s annual contribution to such plan during the Employment Term, subject to the Company’s established policies and procedures.

6. Termination by Company.

(a)	The Company may terminate the Executive’s employment hereunder at any time for reasonable cause. The term “reasonable cause” shall be limited to the following:

(i) A material breach or omission by the Executive of any of his duties or obligations under this Agreement (except due to Disability) which Executive shall fail to cure after receipt of written notice of such breach or omission from the Company’s President and Chief Executive Officer (the “CEO”) or Board of Directors, which notice shall designate the period of time within which the breach or omission must be cured to the satisfaction of the CEO or the Board of Directors, as applicable, in order to prevent a termination for reasonable cause; provided, however, that Executive shall only be permitted the opportunity to cure such breaches or omissions a total of two times in any twelve-month rolling period;

(ii) The Executive shall willfully engage in any action that materially damages, or that may reasonably be expected to materially damage, the Addus HealthCare Group or the business or goodwill thereof;

(iii) The Executive shall breach his fiduciary duty to the Addus HealthCare Group;

(iv) The Executive shall commit any act involving fraud, the misuse or misappropriation of money or other property of the Addus HealthCare Group, a felony, habitual use of drugs or other intoxicants or chronic absenteeism;

(v) Gross negligence or willful misconduct by the Executive;

(vi) The Executive shall commit acts constituting gross insubordination, such as, without limitation, the intentional disregard of any reasonable directive of the CEO or the Board of Directors; or

(vii) The Executive shall fail to perform any material duty in a timely and effective manner and shall fail to cure any such performance deficiency after receipt of written notice of the deficiency from the CEO or Board of Directors, which notice shall designate the period of time within which the performance deficiency must be cured to the satisfaction of the CEO or the Board of Directors, as applicable, in order to prevent a termination for reasonable cause; provided, however, that Executive shall only be permitted the opportunity to cure performance deficiencies a total of two times in any twelve-month rolling period.

(b)

The Executive’s employment hereunder shall be terminated in the event of his death, and the Company may terminate the Executive’s employment hereunder if the Executive suffers a physical or mental disability (a “Disability”) so that the Executive is or, in the opinion of an independent physician retained by the Company for purposes of this determination will be, unable to perform his duties in a manner satisfactory to the Company for a period of ninety (90) days out of any one hundred eighty (180) consecutive-day period (in which event the Executive shall be deemed to have suffered a permanent Disability).

(c)	The Company may terminate the Executive’s employment hereunder at any time for any other reason.

(d)	Termination of the Executive’s employment for any reason shall terminate the Employment Term but shall not affect the Executive’s obligations pursuant to Section 9 hereof, which obligations shall remain in effect for the period therein provided.

7. Termination by the Executive. The Executive may terminate his employment with the Company (a) for Good Reason (as defined below) or (b) without Good Reason, in each case, upon not less than thirty (30) days prior written notice to the Company; provided, however, that after the receipt of such notice, the Company may, in its discretion accelerate the effective date of such termination at any time by written notice to the Executive. Termination of the Executive’s employment by the Executive shall terminate the Employment Term, but shall not affect the Executive’s obligations under Section 9 hereof, which obligations shall remain in effect for the period therein provided. As used herein, “Good Reason” means (i) any reduction in the Executive’s Base Salary, (ii) any willful breach by the Company of any material term of this Agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the Executive or (iii) the Company’s provision of written notice to the Executive of its intention not to renew this Agreement prior to the expiration of the Initial Employment Term or any Additional Employment Term; provided, that any termination of employment for Good Reason pursuant to this clause (iii) shall be effective after the expiration of the Initial Employment Term or any Additional Employment Term, as applicable.

8. Rights and Obligations Upon Termination.

(a)	If the Executive’s employment is terminated by the Company pursuant to Section 6(a) or 6(b) hereof, the Executive shall have no further rights against the Addus HealthCare Group hereunder, except for the right to receive:

(i) Any unpaid Base Salary under Section 3(a) hereof for any period prior to the effective date of termination;

(ii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination; and

(iii) In the case of termination pursuant to Section 6(b), eligibility for life or disability insurance benefits described in Sections 5(e) or (f), as applicable.

(b)	If the Executive’s employment is terminated by the Company pursuant to Section 6(c) or Section 7(a) hereof, the Executive shall be entitled to, in lieu of any further payments to the Executive for periods subsequent to the date of termination:

(i) Any unpaid Base Salary under Section 3(a) hereof for any period prior to the effective date of termination;

(ii) A pro rata portion of the bonus under Section 3(b) hereof based on what Executive would have been entitled to receive pursuant to the Company’s then-effective bonus plan had his employment not been terminated;

(iii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination;

(iv) Conditioned upon Executive’s strict compliance with the post-employment restrictions described in Section 9 below and subject to applicable withholdings and deductions and early termination upon the Executive’s employment with a new employer, severance pay (“Severance Pay”) in the total amount equal to (A) one-half ( 1/2) of the Executive’s Annual Cash Compensation (as defined below) to be paid in equal installments on the Company’s regular pay dates for six (6) months following termination of the Executive’s employment (subject to applicable withholdings and deductions and early termination upon the Executive’s employment with a new employer), plus continuation of all benefits at the level then offered to and enrolled in by the Executive, until the earlier of (x) six (6) months following the termination of the Executive’s employment or (y) the date that the Executive is eligible to receive coverage and benefits from a new employer; provided, however, that (A) if the Executive remains continuously employed by the Company through the date that is twelve (12) months from the Effective Date, the Severance Pay shall be automatically increased from one-half ( 1/2) of the Executive’s Annual Cash Compensation to three-quarters ( 3/4) of the Executive’s Annual Cash Compensation, to be paid in equal installments on the Company’s regular pay dates (subject to applicable withholdings and deductions and early termination upon the Executive’s employment with a new employer) for twelve (12) months following termination of the Executive’s employment plus continuation of all benefits for the number of months of Severance Pay to which Executive has become entitled; and (B) for every twelve-month period the Executive remains continuously employed by the Company thereafter, the Executive shall receive one (1) additional month of severance (i.e., an additional one-twelfth ( 1/12) of the Executive’s Annual Cash Compensation) up to a total of twelve (12) total months of severance (i.e., up to an amount not to exceed one (1) year of the Executive’s Annual Cash Compensation), to be paid in equal installments over the number of months of Severance Pay to which Executive has become entitled on the Company’s regular pay dates (subject to applicable withholdings and deductions and early termination upon the Executive’s employment with a new employer) plus continuation of all benefits for the number of months of Severance Pay to which Executive has become entitled; for purposes of this Agreement, “Annual Cash Compensation” shall mean the sum of (a) the highest annual Base Salary in effect for the Executive and (b) the greater of (i) the Executive’s bonus for the most recently-completed year, if any, or (ii) the annualized amount of the Executive’s target bonus for the then current year; provided, however, neither clause (i) nor (ii) shall exceed fifty percent (50%) of the Executive’s current annual Base Salary; and

(v) utilization of an executive-level outplacement service through the end of the period during which Severance Pay is payable hereunder with a vendor selected by the Company, at the Company’s expense, up to a maximum of $10,000.

(c)	If the Executive’s employment is terminated by the Executive pursuant to Section 7(b) hereof, the Executive or his estate shall have no further rights against the Addus HealthCare Group, except for the right to receive, with respect to the period prior to the effective date of termination:

(i) Any unpaid Base Salary under Section 3(a) for any period prior to the effective date of termination; and

(ii) Any accrued but unpaid benefits under Section 5 hereof for any period prior to the effective date of termination.

Such payments shall be made to the Executive whether or not the Company chooses to utilize the services of the Executive for the required notice period specified in Section 7.

(d)	The Executive acknowledges and agrees that, the Company’s obligations to make payments under Section 8(b)(ii), (b)(iv), (b)(v) and (e) will be conditioned on the Executive timely executing, delivering and not revoking within the prescribed revocation period a customary general release in form and substance satisfactory to the Company.

(e)

Notwithstanding anything to the contrary set forth herein, if Executive’s employment is terminated by the Company pursuant to Section 6(c) within one (1) year following a Change in Control (as defined below), Executive shall be entitled to, in lieu of the payments to be made pursuant to Section 8(b)(iv), an amount equal to (x) Executive’s Annual Cash Compensation (subject to applicable withholdings and deductions), less (y) any payment already received pursuant to Section 8(b)(iv), which shall be payable in accordance with the normal payroll practices of the Company in equal installments on the Company’s regular pay dates for one (1) year following termination of the Executive’s employment (subject to applicable withholdings and deductions). As used herein, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Addus HomeCare, or a corporation owned directly or indirectly by the stockholders of Addus HomeCare in substantially the same proportions as their ownership of stock of Addus HomeCare, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Addus HomeCare representing more than 50% of the total voting power represented by Addus HomeCare’s then outstanding securities which vote generally in the election of directors (referred to herein as “Voting Securities”); or (ii) after the date of this Agreement, the stockholders of Addus HomeCare approve (x) a merger or consolidation of Addus HomeCare with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Addus HomeCare outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of Addus HomeCare or such surviving entity outstanding immediately after such merger or consolidation, or (y) a plan of complete liquidation of Addus HomeCare or an agreement for the sale or disposition by Addus HomeCare of (in one transaction or a series of transactions) all or substantially all of Addus HomeCare’s assets.

9. Covenants of the Executive.

(a)	No Conflicts. The Executive represents and warrants that he is not personally subject to any agreement, order or decree, which restricts his acceptance of this Agreement and performance of his duties with the Company hereunder.

(b)	Non-Competition. During the Employment Term and for a period of time following the termination of the Employment Term equal to the greater of (i) one (1) year and (ii) the period of time during which the Executive receives Severance Pay (the “Restrictive Period”), the Executive shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity whom he may manage, control, participate in, consult with, render services for or be employed or associated, compete with the Business (as hereinafter defined) in any of the following described manners:

(i) Engage in, assist or have any interest in, as principal, consultant, advisor, agent, financier or employee, any business entity which is, or which is about to become engaged in, providing goods or services in competition with the Addus HealthCare Group within a geographic radius of thirty (30) miles from any Addus HealthCare Group branch office; or

(ii) Solicit or accept any business (or help any other person solicit or accept any business) from any person or entity which on the Effective Date is a customer of the Addus HealthCare Group or which during the Employment Term becomes a customer of the Addus HealthCare Group.

For purposes hereof, the term “Business” means the business of providing home care services of the type and nature that the Addus HealthCare Group then performed and/or any other business activity in which the Addus HealthCare Group then performed or program or service then under active development proposed to be performed and/or any other business activity in which the Addus HealthCare Group becomes engaged in on or after the date hereof while the Executive is employed by the Company. Furthermore, during the Restrictive Period, the Executive shall not directly or indirectly, (A) induce or attempt to induce any employee of the Addus HealthCare Group to terminate such employee’s relationship with the Addus HealthCare Group or in any way interfere with the relationship between the Addus HealthCare Group and any employee thereof, or (B) induce or attempt to induce any customer, referral source, supplier, vendor, licensee or other business relation of the Addus HealthCare Group to cease doing business with the Addus HealthCare Group, or in any way interfere with the relationship between any such customer, referral source, supplier, vendor, licensee or business relation, on the one hand, and the Addus HealthCare Group, on the other hand. Notwithstanding the foregoing provisions, nothing herein shall prohibit the Executive from owning 1% or less of any securities of a competitor, if such securities are listed on a nationally recognized securities exchange or traded over-the-counter. If, at the time of enforcement of this Section 9(b), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court.

(c)

Non-Disclosure. During the Employment Term and the Restrictive Period, the Executive shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity that he manages, controls, participates in, consults with, renders services for or is employed by or associated with, disclose or use, except when necessary to further the interests of the Business, any Trade Secret (as hereafter defined) of the Addus HealthCare Group, whether such Trade Secret is in the Executive’s memory or embodied in writing or other physical form. For purposes of this Agreement, “Trade Secret” means any information, not generally known to, and not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, (i) trade secrets, (ii) the business or affairs of the Addus HealthCare Group, (iii) client and customer lists, (iv) products or services, (v) fees, costs, and pricing structures, (vi) charts, manuals and documentation, (vii) databases, (viii) accounting and business models, (ix) designs, (x) analyses, (xi) drawings, photographs and reports, (xii) computer software, (xiii) copyrightable works, (xiv) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xv) sales records and (xvi) other proprietary commercial information. “Trade Secret,” however, shall not include general “know-how” information acquired by the Executive during the course of his employment which could have been obtained by him from public sources without the expenditure of significant time, effort and expense.

(d)	Covenant Regarding Confidential and Proprietary Information.

(i) The Executive will promptly disclose in writing to the Company each improvement, discovery, idea, invention, and each proposed publication of any kind whatsoever, relating to the Business made or conceived by the Executive either alone or in conjunction with others while employed hereunder if such improvement, discovery, idea, invention or publication results from or was suggested by such employment (whether or not patentable and whether or not made or conceived at the request of or upon the suggestion of the Company, and whether or not during his usual hours of work, whether in or about the premises of the Addus HealthCare Group and whether prior or subsequent to the execution hereof). The Executive will not disclose any such improvement, discovery, idea, invention or publication to any person, entity or governmental authority, except to the Company. Each such improvement, discovery, idea, invention and publication shall be the sole and exclusive property of, and is hereby assigned by the Executive to, the Company, and at the request of the Company, the Executive will assist and cooperate with the Company and any person or entity from time to time designated by the Company to obtain for the Company or its designee the grant of any letters patent in the United States of America and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea, invention or publication and will in connection therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as the Company may from time to time reasonably request. The foregoing provisions of this Section 9(d) shall not apply to any improvement, discovery, idea, invention of publication for which no equipment, supplies, facilities or confidential and proprietary information of Addus HealthCare Group was used and which was developed entirely on the Executive’s own time, unless (x) the improvement, discovery, idea, invention or publication relates to the Business or the actual or demonstrably anticipated research or development of the Business, or (y) the improvement, discovery, idea, invention or publication results from any work performed by the Executive for the Addus HealthCare Group.

(ii) The Executive recognizes and acknowledges that he will have access to certain confidential and proprietary information of Addus HealthCare Group, including, but not limited to, Trade Secrets and other proprietary commercial information, and that such information constitutes valuable, special and unique property of Addus HealthCare Group. The Executive agrees that he will not, for any reason or purpose whatsoever, except in the performance of his duties hereunder, or as required by law, disclose any of such confidential information to any person, entity or governmental authority without express authorization of the Company.

(e)	Non-Disparagement. The Executive agrees that, during the Employment Term and the Restrictive Period, he will not make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, and that is reasonably likely to disparage or otherwise harm the business or reputation of the Addus HealthCare Group, or the reputation of any of its current or former directors, officers, employees or stockholders.

(f)	Return of Documents and Other Property. Upon termination of employment, the Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Addus HealthCare Group within the Executive’s possession or under his control.

(g)	Remedies for Breach. In the event of a breach or threat of a breach of the provisions of this Section 9, the Executive hereby acknowledges that such breach or threat of a breach will cause the Company to suffer irreparable harm and that the Company shall be entitled to an injunction restraining the Executive from breaching such provisions; but the foregoing shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including, but not limited to, the immediate cessation of employment and any remaining Severance Pay and benefits pursuant to Section 8 and the recovery of damages from the Executive and the notification of any employer or prospective employer of the Executive as to the terms and conditions hereof (without limiting or affecting the Executive’s obligations under the other paragraphs of this Section 9).

(h)

Acknowledgment. The Executive acknowledges that he will be directly and materially involved as a senior executive in all important policy and operational decisions of Addus HealthCare Group. The Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between the Company and the Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the foregoing restrictions of this Section 9 are fair and reasonable, are minimally necessary to protect Addus HealthCare Group, its stockholders and the public from the unfair competition of the Executive who, as a result of his employment with the Company, will have had access to the most confidential and important information of Addus HealthCare Group, its Business and future plans. The Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following termination of his employment notwithstanding enforcement of the covenants contained herein.

(i)	Right of Set Off. In the event of a breach by the Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days prior written notice to the Executive, to set-off and apply any and all amounts at any time held by the Company on behalf of the Executive and all indebtedness at any time owing by the Addus HealthCare Group to the Executive against any and all of the obligations of the Executive now or hereafter existing.

10. Prior Agreement. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Executive and the Company or its predecessor or any subsidiary and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

11. Assignment. Neither this Agreement nor any rights or duties of the Executive hereunder shall be assignable by the Executive and any such purported assignment by him shall be void. The Company may assign all or any of its rights hereunder.

12. Notices. Unless specified in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt or refusal thereof if delivered personally, sent by overnight courier service, mailed by registered or certified mail (return receipt requested), postage prepaid, or emailed to the other party’s email address on the Company’s computer network. Notice to their party hereto, if mailed or sent by overnight courier service, shall be to the following addresses:

(a)	if to the Executive, to:

Dennis Meulemans

1100 Sir William Lane

Lake Forest, IL 60045

(b)	if to the Company, to:

Addus HealthCare, Inc.

2401 S. Plum Grove Road

Palatine, IL 60067

Attention: CEO

with a copy, which shall not constitute notice, to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Bradley Vaiana, Esq. and Jennifer Kurtis, Esq.

Telephone: (212) 294-6700

Facsimile: (212) 294-4700

E-mail: bvaiana@winston.com and jkurtis@winston.com

Any party may change their address for notice by giving all other parties notice of such change pursuant to this Section 12.

13. Amendment. This Agreement may not be changed, modified or amended except in writing signed by both parties to this Agreement.

14. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

15. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provision hereof be invalid or unenforceable, such invalidity or enforceability of any provisions shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.

16. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement (including, without limitation, as to arbitrability and any disputes with respect to the Executive’s employment with the Company or the termination of such employment), or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration administered by a person authorized to practice law in the State of Illinois and mutually selected by the Company and the Executive (the “Arbitrator”). If the Company and the Executive are unable to agree upon the Arbitrator within fifteen (15) days, they shall each select an arbitrator within fifteen (15) days, and the arbitrators selected by the Company and the Executive shall appoint a third arbitrator to act as the Arbitrator within fifteen (15) days (at which point the Arbitrator alone shall judge the controversy or claim). The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Company and the Executive mutually agree to extend this time period. The arbitration shall take place in Chicago, Illinois. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement except pursuant to Section 15. The Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The agreement to arbitrate will be specifically enforceable. The award rendered by the Arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The Company and the Executive shall each pay one-half of the fees of the Arbitrator.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney
Name: Mark S. Heaney
Title: President & Chief Executive Officer

/s/ Dennis Meulemans
Dennis Meulemans

Signature page to Meulemans Employment Agreement

Exhibit A

Employment Duties

The Executive shall have those duties set forth below in “Chief Financial Officer Job Description” and such other duties and responsibilities which are assigned to the Executive by the CEO or the Board of Directors and which are appropriate for the position of the Executive.

The Executive shall be subject to the authority of the Board of Directors and shall report directly to the President and CEO of the Company. The Executive shall also perform such further duties as are incidental to or implied from the foregoing, consistent with the background, training, and qualifications of the Executive or which may be reasonably determined by the President and CEO or the Board of Directors to be in the best interests of the Addus HealthCare Group.

The Executive shall have the authority to recommend and implement appropriate corporate policies and procedures, and execute employment, procurement and other appropriate decisions, in each case, commensurate with his role as Chief Financial Officer, subject to oversight by the CEO and Board of Directors.

The Company may, at its sole discretion, (i) re-assign the Executive within the Company’s organization structure, (ii) change his job description within the same professional level, (iii) change his work location within fifty (50) miles of the Company’s corporate office in Palatine, Illinois upon six (6) months’ notice, and (iv) add to or delete from his duties under this Agreement without affecting the enforceability and conditions of this Agreement.

Job Description

Chief Financial Officer

Addus HealthCare, Inc.

Position Summary

Reporting to the President and Chief Executive Officer, this key senior executive position will have responsibility for the operations of the Financial Division and the Company’s financial, accounting and internal control functions, including accounting, reporting, investor relations, treasury, tax, credit and planning/budgeting. The Chief Financial Officer will also be responsible for all financial strategies and initiatives designed to generate continued improvements in revenue growth, profitability and shareholder value. Specific responsibilities include the following:

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Provide leadership, direction and guidance on all financial, accounting and related regulatory compliance matters to Company management and the Board of Directors, and provide quarterly and year end financial reports to management, the Audit Committee and the Board of Directors.

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Represent the Company as its financial leader and expert to all investors, financial institutions, large state payer organization representatives, auditors and other third parties, and direct the development of all related internal and external financial reporting packages for these groups.

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Direct the development and implementation of the Company’s short- and long-term financial management objectives and strategies, and internal and external financial reporting policies, processes, systems and controls. Ensure that all financial policies and practices are executed in accordance with generally accepted accounting principles, federal, state and home care industry regulations and guidelines, and Securities and Exchange Commission (“SEC”) and Sarbanes Oxley compliance requirements.

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Direct and participate in the preparation of quarterly forecasts and narrative reports, and coordinate and participate in quarterly calls with investors. Establish and maintain relationships with key investors and investment analysts, and provide timely and accurate responses to related inquiries.

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Direct the Corporate Controller in the timely and accurate preparation of all Addus HealthCare Group financial statements; annual budgets; quarterly forecasts; proxy statements, annual reports and SEC filings; tax returns; Medicare cost reports; dashboard, benchmark and related financial/operational performance analyses; and in the conduct of monthly financial review discussions with the Divisional, Regional and Agency Directors.

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Direct the Director of Reimbursement in ensuring the timely and accurate billing of Medicare, Medicaid and other contracting agencies; the timely identification and follow up on billing and collections issues; and the effective management of all accounts receivable, in accordance with established DSO and collections objectives.

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Direct the Vice President of Finance in managing the Addus HealthCare Group’s treasury, cash management and accounts payable functions, and oversee and participate in all financing strategies and banking relationships.

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Direct the Director of Financial Reporting and Compliance in the development, implementation and monitoring of the Addus HealthCare Group’s systems, internal controls and business processes to ensure compliance with Sarbanes Oxley requirements and identify system enhancements to work toward internal control best practices.

•	Direct the development and implementation of information systems changes and enhancements to improve the quality and efficiency of the Addus HealthCare Group’s financial reporting capabilities.

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Oversee the conduct of the annual audit, assess and implement related management letter recommendations, and regularly confer with auditing firm partner on accounting regulations and interpretations of financial practices.

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Direct the Vice President of Acquisitions and Contracts in the search, qualification and negotiation processes on all acquisitions, and direct the conduct of financial analyses and related due diligence and integration activities.

Exhibit B

Bonus

The Executive is eligible to receive a bonus in an amount equal to forty percent (40%) of the Executive’s annual Base Salary during the applicable calendar year, based on the Company’s evaluation of the Executive’s performance compared to established Company and/or individual objectives at the target levels, and 70% of the Executive’s annual Base Salary for performance against established objectives at the maximum levels, in each case, at the discretion of the Board of Directors. The Board of Directors shall review and establish the objectives and target levels annually.

Exhibit C

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to the

ADDUS HOMECARE CORPORATION

2009 STOCK INCENTIVE PLAN

Name of Option Holder: Dennis Meulemans

Date of Grant: November 29, 2010

Number of Option Shares: 75,000

Exercise Price per Share: $4.06

Expiration Date: November 29, 2020

Vesting Start Date: November 29, 2010

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made as of November 29, 2010 between Addus HomeCare Corporation (the “Company”), and the above-named individual, an Employee of the Company or one of its Subsidiaries (the “Option Holder”), to record the granting of a nonqualified stock option pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”). Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1. Grant of Option. The Company hereby grants to the Option Holder, subject to and pursuant to the terms and conditions of the Plan and this Award Agreement, the option to purchase from the Company (the “Option”) an aggregate number of shares of common stock of the Company, par value $0.001 per share (the “Shares”), set forth above at an exercise price per share set forth above. Said exercise price is equal to the Fair Market Value of a Share on the date of grant of the Option. The Shares subject to the Option are referred to herein as the “Option Shares.”

2. Type of Option. The Option is a Nonqualified Stock Option which is not intended to be governed by Section 422 of the Code and will be interpreted accordingly.

3. Expiration Date. The Option shall expire on the expiration date set forth above (the “Expiration Date”) unless the Option expires earlier as provided in Section 6 of this Award

Agreement.

4. Vesting of Option. Subject to the provisions of the Plan and the provisions of this Award Agreement (including the requirement in Section 6 that the Option Holder continue to be employed by the Company or one of its Subsidiaries on the dates set forth below), the Option will be exercisable in accordance with the following schedule:

(a) on the first anniversary of the Vesting Start Date (as set forth above) the Option will vest with respect to, and may be exercised for up to, 20% of the total number of Option Shares as set forth above;

(b) on each succeeding anniversary of the Vesting Start Date, the Option will vest with respect to, and may be exercised for up to, an additional 20% of the Option Shares so that on the fifth anniversary of the Vesting Start Date, the Option shall be exercisable in full;

(c) to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part; and

(d) the Option shall vest upon a Change in Control of the Company while the Option Holder is employed by the Company or one of its Subsidiaries.

5. Method of Exercising Options.

(a) To the extent that the Option is vested and exercisable in accordance with Section 4 of this Award Agreement, the Option may be exercised by the Option Holder at any time, or from time to time, in whole or in part, on or prior to the earlier of the cancellation of the Option (as set forth in Section 6 of this Award Agreement) or the Expiration Date, upon payment of the Option Price for the Option Shares to be acquired in accordance with the terms and conditions of this Award Agreement and the Plan.

(b) If the Option Holder is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, the Option Holder shall deliver to the Company a fully completed and executed notice of exercise, in such form as may be designated by the Company in its sole discretion, specifying the exercise date and the number of Option Shares to be purchased pursuant to such exercise. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price for the Option Shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of the Plan. The form of payment of the Option Price must be in (a) cash, certified check or bank draft, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (c) any other form of payment that is acceptable to the Committee.

(c) The Committee may permit the Option Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Option Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

(d) The Company’s obligation to deliver Option Shares to the Option Holder under this Award Agreement is subject to and conditioned upon the Option Holder satisfying all tax obligations associated with the Option Holder’s receipt, holding and exercise of the Option. Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of the Plan.

(e) The Company and its affiliates and Subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to the Option Holder the amount necessary to satisfy all such taxes.

(f) Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Award Agreement, the Company shall cause certificates for the Shares purchased hereunder to be delivered to the Option Holder or (subject to Section 19.8 of the Plan) cause a noncertificated book-entry representing such Shares to be made.

(g) Upon the exercise of the Option Holder’s right to purchase the Option Shares under the Option, the number of Option Shares shall be reduced on a one-for-one basis.

6. Cancellation of Options.

(a) Expiration of Term. On the Expiration Date, the unexercised portion of the Option shall be cancelled automatically. Notwithstanding any other provision of the Plan or this Award Agreement, the Option may not be exercised after the Expiration Date.

(b) Termination of Employment. Except as provided in subsections (c), (d), (e) and (f) below, any unvested portion of the Option shall automatically be cancelled upon termination of the Option Holder’s employment with the Company or any of its Subsidiaries for any reason. Any portion of the Option vested at the time of termination may only be exercised by the Option Holder at any time on or prior to the earlier of the Expiration Date or the expiration of three (3) months after the date of termination. Any vested portion of the Option that is not exercised within such time period shall be automatically cancelled. If the Option Holder ceases to be an employee of the Company or any of its Subsidiaries for any reason, the Option shall not continue to vest after such cessation of service as an employee.

(c) Retirement. Upon termination of the Option Holder’s employment due to Retirement, within the meaning of the Plan, any portion of the Option vested at the time of such Retirement may only be exercised by the Option Holder at any time on or prior to the earlier of the Expiration Date or the expiration of six (6) months after the date of termination. Any vested portion of the Option that is not exercised within such time period shall be automatically cancelled.

(d) Termination for Cause. If Option Holder ceases to be an Employee of the Company or one of its Subsidiaries due to Cause, within the meaning of the Plan, all of the Option shall be forfeited and become null and void immediately upon such cessation, whether or not then exercisable.

(e) Death of Option Holder. Upon the death of the Option Holder while the Option Holder is an Employee of the Company or a Subsidiary, any unvested portion of the Option shall fully vest. The Option may be exercised by the Option Holder’s estate, or by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder, provided that such exercise occurs at any time on or prior to the earlier of the Expiration Date or the expiration of twelve (12) months after the Option Holder’s death. Any portion of the Option not exercised within such time period will be cancelled.

(f) Disability. Upon termination of the Option Holder’s employment by reason of the Option Holder’s Disability, any unvested portion of the Option shall fully vest. The Option may be exercised by the Option Holder, provided that such exercise occurs at any time on or prior to the earlier of the Expiration Date or the expiration of twelve (12) months after the Option Holder’s Disability. Any portion of the Option not exercised within such time period will be cancelled.

7. Tax Withholding. To the extent that the receipt of the Option, this Award Agreement, the vesting of the Option or the exercise of the Option results in income to the Option Holder for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its Subsidiaries or any affiliate has a withholding obligation, the Option Holder shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its Subsidiaries or any affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Option Holder fails to do so, the Company or its Subsidiaries or any affiliate is authorized to withhold from the Shares subject to the Option (based on the Fair Market Value of such Shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to the Option Holder any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

8. Assignability. The Option shall not be assignable or transferable by the Option Holder, except by will or by the laws of descent and distribution. During the life of the Option Holder, the Option shall be exercisable only by the Option Holder.

9. Rights as a Shareholder. The Option Holder shall have no rights as a shareholder by reason of the Option unless and until certificates for the Shares are issued to him.

10. Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall be granted, the number of Option Shares, the Option Price, and the times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) if the Option Holder is an Employee, the Option Holder’s participation in the Plan shall not create a right to further or continued employment with the Option Holder’s employer and shall not interfere with the ability of the Option Holder’s employer to terminate the Option Holder’s employment relationship at any time with or without cause; (d) the Option Holder’s participation in the Plan is voluntary; (e) the

Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; (g) if the underlying Shares do not increase in value, the Option will have no value; and (h) the ability of the Option Holder to sell Shares acquired pursuant to the Option may be limited by applicable securities laws.

11. Effect of Plan. The Plan is hereby incorporated by reference into this Award Agreement, and this Award Agreement is subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to this Award Agreement and the Plan.

12. Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s Chief Financial Officer and to the Option Holder at the Option Holder’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13. Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the heirs or legatees of the Option Holder.

14. Transfer Restrictions. The Option Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Option Holder also agrees (a) that the Company may refuse to cause the transfer of Option Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Option Shares. The Option Holder consents to the placing on the certificate for any Option Shares of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933, as amended, and all applicable rules thereunder.

15. Counterparts. This Award Agreement may be executed in more than one counterpart, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Option Holder have caused this Award Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the date of grant may differ from the date of signature.

By signing this Award Agreement, you agree to, and agree to be bound by, all of the terms and conditions described in this Nonqualified Stock Option Award Agreement and in the Plan, a copy of which has been previously made available to you. You acknowledge that you have had an opportunity to carefully review the Plan, and agree that the terms of the Plan will control in the event any provision of the Nonqualified Stock Option Award Agreement is inconsistent with the terms of the Plan.

Dated: November 29, 2010	OPTION HOLDER

/s/ Dennis Meulemans
Name: Dennis Meulemans

Dated: November 29, 2010	ADDUS HOMECARE CORPORATION

	By:	/s/ Mark S. Heaney

Name: Mark S. Heaney

Title: Chief Executive Officer

THIS AWARD AGREEMENT IS NOT A STOCK CERTIFICATE OR A NEGOTIABLE INSTRUMENT